    As filed with the Securities and Exchange Commission on JANUARY 21, 2003
                                                Registration No. 333- __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                     PLAINS EXPLORATION & PRODUCTION COMPANY
             (Exact name of Registrant as specified in its charter)

               Delaware                                         33-0430755
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

      500 Dallas Street, Suite 700                                 77002
            Houston, Texas                                       (Zip Code)
(Address of Principal Executive Offices)

        Plains Exploration & Production Company 2002 Stock Incentive Plan Plains Exploration & Production Company 2002 Rollover Stock Incentive Plan
  Plains Exploration & Production Company 2002 Transition Stock Incentive Plan
                            (Full title of the plan)

                               Timothy T. Stephens
    Executive Vice President of Administration, Secretary and General Counsel
                     Plains Exploration & Production Company
                          500 Dallas Street, Suite 700
                              Houston, Texas 77002
                                 (713) 739-6700
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                    Copy to:
                            Michael E. Dillard, P.C.
                                Julien R. Smythe
                       Akin Gump Strauss Hauer & Feld LLP
                       1900 Pennzoil Place -- South Tower
                              711 Louisiana Street
                              Houston, Texas 77002
                                 (713) 220-5800

                             ----------------------

                                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                          Amount to be      Proposed Maximum       Proposed Maximum       Amount of
         Title of Securities             Registered (1)    Offering Price Per     Aggregate Offering    Registration
           to be Registered                                     Share(2)               Price(2)              Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01               710,000           $ 9.935                   $7,053,850          $649
=====================================================================================================================

 (1) Issuable upon the exercise of options or awards available for grant under the Plains Exploration & Production Company 2002 Stock Incentive Plan (500,000 shares), 2002 Rollover Stock Incentive Plan (45,000 shares) and the 2002 Transition Stock Incentive Plan (165,000 shares). The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and calculated on the basis of the average of the high and low sales prices of the common stock of the Registrant on January 15, 2003 as reported on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this registration statement on Form S-8 will be sent or given to each participant in the Plains Exploration & Production Company 2002 Stock Incentive Plan, 2002 Rollover Stock Incentive Plan, and the 2002 Transition Stock Incentive Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents and information previously filed with the SEC are incorporated by reference in this registration statement:

     . General Form for Registration of Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 10 (File No. 001-31470) filed on November 8, 2002, as amended by the Registrant's Amendment No. 1 thereto filed on November 21, 2002, as further amended by the Registrant's Amendment No. 2 thereto filed on December 3, 2002, and as further amended by the Registrant's Amendment No. 3 thereto filed on December 6, 2002;

     . The description of Registrant's common stock contained in the General Form for Registration of Securities under Section 12(b) of the Exchange Act on Form 10 (File No. 001-31470) filed on November 8, 2002, as amended by the Registrant's Amendment No. 1 thereto filed on November 21, 2002, as further amended by the Registrant's Amendment No. 2 thereto filed on December 3, 2002, and as further amended by the Registrant's Amendment No. 3 thereto filed on December 6, 2002.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Our certificate of incorporation provides that we must indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of fact that he or she, or his or her testator or intestate, is or was one of our directors or officers or by reason of the fact that such director or officer, at our request, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The rights to indemnification set forth above are not exclusive of any other rights to which such person may be entitled under any statute, provision of our certificate of incorporation or bylaws, agreements, vote of stockholders or disinterested directors or otherwise.

     Additionally, our bylaws provide for mandatory indemnification to at least the extent specifically allowed by Section 145 of the Delaware General Corporation Law (the "DGCL"). Our bylaws generally follow the language of
Section 145 of the DGCL, but in addition specify that any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under the bylaws, notwithstanding any contrary determination denying indemnification made by our board of directors, by independent legal counsel, or by the stockholders, and notwithstanding the absence of any determination with respect to indemnification. The bylaws also specify certain circumstances in which a finding is required that the person seeking indemnification acted in good faith, for purposes of determining whether indemnification is available. Under the bylaws, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on our records or books of account or those of another enterprise, or on information supplied to him or her by our officers or those of another enterprise in the course of their duties, or on the advice of our legal counsel or that of another enterprise or on information or records given or reports made to us or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by us or another enterprise.

     In addition, we have entered into employment agreements, both entered into on September 19, 2002 and effective as of December 18, 2002, with James C. Flores, our Chairman of the Board and Chief Executive Officer, and John T. Raymond, our President and Chief Operating Officer. Pursuant to these agreements, we have agreed to indemnify and hold Messrs. Flores and Raymond harmless to the fullest extent permitted by law and our bylaws, during the term of their respective employment and for six years thereafter, from any costs, liabilities, losses or exposures incurred for their services as an employee, officer and director. The agreements also provide that during the term of their respective employment and for a period of six years thereafter, Messrs. Flores and Raymond will be named as insureds under any policy that we obtain to insure directors and officers against personal liability incurred in connection with their service in such capacities.

     Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in our right, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to us unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We also have the power to purchase and maintain insurance for such persons.

     The above discussion of our certificate of incorporation and bylaws and
Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by each of those documents and that statute.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).

4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).

4.3 Plains Exploration & Production Company 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to the Company's Amendment No. 1 to Form 10 filed on November 21, 2002).

4.4 Plains Exploration & Production Company 2002 Transition Stock Incentive Plan (incorporated by reference to Exhibit 10.33 to the Company's Amendment No. 1 to Form 10 filed on November 21, 2002).

4.5 Plains Exploration & Production Company 2002 Rollover Stock Incentive Plan (incorporated by reference to Exhibit 10.34 to the Company's Amendment No. 1 to Form 10 filed on November 21, 2002).

4.6 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Amendment No. 2 to Form S-1 filed on October 4, 2002).

5.1*  Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1* Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2* Consent of PricewaterhouseCoopers LLP.

23.3* Consent of Netherland, Sewell & Associates, Inc.

23.4* Consent of Ryder Scott Company.

23.5* Consent of H.J. Gruy & Associates, Inc.

24.1* Power of Attorney (included on the signature page of this registration statement).

*    filed herewith

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed which the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 2003.

                           Plains Exploration & Production Company


                           By: /s/ JAMES C. FLORES
                               -----------------------------------------------
                               James C. Flores
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Flores and Timothy T. Stephens, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed below by the following persons in the capacities indicated below on January 21, 2003.

Signature                                                      Title
---------                                                      -----

/s/  JAMES C. FLORES                                           Chairman of the Board and Chief Executive Officer
-----------------------------------------------------          (Principal Executive Officer)
James C. Flores



/s/ STEPHEN A. THORINGTON                                      Executive Vice President and Chief Financial Officer
-----------------------------------------------------          (Principal Financial Officer)
Stephen A. Thorington



/s/ CYNTHIA A. FEEBACK                                         Senior Vice President - Accounting & Treasurer
-----------------------------------------------------          (Controller or Principal Accounting Officer)
Cynthia A. Feeback


/s/ JERRY L. DEES                                              Director
-----------------------------------------------------
Jerry L. Dees


Signature                                                      Title
---------                                                      -----

/s/ TOM H. DELIMITROS
-----------------------------------------------------          Director
Tom H. Delimitros


/s/ JOHN H. LOLLAR
-----------------------------------------------------          Director
John H. Lollar


                                INDEX TO EXHIBITS

Exhibit No.    Description
4.1            Certificate of Incorporation (incorporated by reference to
               Exhibit 3.1 to the Company's Amendment No. 2 to Form S-1 filed on
               October 4, 2002).

4.2            Bylaws (incorporated by reference to Exhibit 3.2 to the Company's
               Amendment No. 2 to Form S-1 filed on October 4, 2002).

4.3            Plains Exploration & Production Company 2002 Stock Incentive Plan
               (incorporated by reference to Exhibit 10.21 to the Company's
               Amendment No. 1 to Form 10 filed on November 21, 2002).

4.4            Plains Exploration & Production Company 2002 Transition Stock
               Incentive Plan (incorporated by reference to Exhibit 10.33 to the Company's Amendment No. 1 to Form 10 filed on November 21, 2002).

4.5            Plains Exploration & Production Company 2002 Rollover Stock
               Incentive Plan (incorporated by reference to Exhibit 10.34 to the Company's Amendment No. 1 to Form 10 filed on November 21, 2002).

4.6            Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Company's Amendment No. 2 to Form S-1 filed on
               October 4, 2002).

5.1*           Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1* Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*          Consent of PricewaterhouseCoopers LLP.

23.3*          Consent of Netherland, Sewell & Associates, Inc.

23.4*          Consent of Ryder Scott Company.

23.5*          Consent of H.J. Gruy & Associates, Inc.

24.1* Power of Attorney (included on the signature page of this registration statement).

*    filed herewith